Consent of Independent Registered Public Accounting Firm

The Board of Directors

Roma Financial Corporation

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-158249 of Roma Financial Corporation of our reports dated March 11, 2011, relating to the consolidated financial statements, and the effectiveness of Roma Financial Corporation’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ParenteBeard LLC

Philadelphia Pennsylvania
March 11, 2011